                                                                   EXHIBIT 10.12


                             SETTLEMENT AGREEMENT
                             --------------------

     This Settlement Agreement is entered into this 3rd day of May, 2000, to be effective as of the 14th day of February, 2000, between and among Larry D. Hartzog ("Hartzog"), Roger Graham ("Graham"), Michael C. Black and Michael C. Black, Trustee of the Michael C. Black Revocable Trust (collectively, "Black"), Anthony "Skeeter" Lasuzzo ("Lasuzzo"), Frank Harrison ("Harrison"), Richard R. Dunning and Dunning Family Limited Partnership, an Oklahoma limited partnership (collectively, "Dunning"), INDCO L.L.C., an Oklahoma limited liability company ("INDCO"), Indian Oil Company, an Oklahoma corporation ("Indian"), and Cibola Corporation, a Wyoming corporation ("Cibola Wyoming").

                                   RECITALS:

     A. Indian is a privately-held corporation which engages in oil and gas exploration, development and production, primarily in Oklahoma.

     B. Indian is participating in a transaction (the "Combination Transaction") pursuant to which Canaan Energy Corporation is proposing to combine eight private limited partnerships, Indian, and another entity into a new publicly-traded oil and gas company. As part of the Combination Transaction, it has been required that Indian settle certain claims and contingent liabilities and satisfy certain debts. The Combination Transaction will be effected pursuant to a Plan of Combination in substantially the form attached as Exhibit "A" (the "Plan of Combination").

     C. Harrison and Lasuzzo were employed by Indian on March 1, 1997 and, as an integral and valuable part of the compensation they were to receive from Indian for such employment, they allege that they were to be granted certain options to acquire common stock of Indian. These stock options were, in fact, never granted. On March 5, 1999, their employment was terminated by Indian and they allege that they then became entitled to receive certain severance benefits, as of that date, including the agreement to fulfill Indian's previously existing alleged obligation to compensate them for their employment by granting them stock options to acquire shares of Indian common stock and the right to be assigned a certain portion of an interest now owned by INDCO (previously owned by Indian) in the Elk City Agreement, as more fully described in Section 1(d) below. Various claims and controversies have arisen between Harrison and Lasuzzo, on the one hand, and Indian and INDCO, on the other hand, since the March 5, 1999 termination as to the nature, extent and amount of the said stock options, interests, other severance benefits and entitlements to be paid to Harrison and Lasuzzo by Indian with regard to and as of the termination of their employment by Indian (collectively, the "Severance Claims"). Except as otherwise specifically provided in Section 6 below, Lasuzzo, Harrison and Indian have now agreed to completely compromise and settle all claims and disputes between them (including the Severance Claims) by issuing to each of Harrison and Lasuzzo certain shares of Indian common stock effective as of April 1, 1999, the date on which Lasuzzo and Harrison allege they were originally entitled to receive them, and by INDCO assigning to each of Harrison and Lasuzzo interests in the Elk City Agreement, in the amounts and subject to the terms and conditions set forth in this Settlement Agreement, in exchange for the full and complete release by Harrison and Lasuzzo, respectively, except as otherwise specifically provided in Section 6 below, of all of their Claims (including the Severance Claims). Indian has denied that either Harrison or Lasuzzo is entitled to any options in Indian, any interest in the Elk City Agreement, or any interest in INDCO.

     D. Indian has executed promissory notes payable to Hartzog, Black and Dunning, all dated January 20, 1993. The total amount outstanding under the promissory note payable to Hartzog (the "Hartzog Note") as of the Closing Date is estimated to be $473,295.18; the total amount outstanding under the promissory note payable to Black (the "Black Note") as of the Closing Date is estimated to be $401,612.48; and the total amount outstanding under the promissory note payable to Dunning (the "Dunning Note") as of the Closing Date is estimated to be $1,405,514.57. The parties intend for this Settlement Agreement to memorialize the manner in which the Hartzog Note, the Black Note and the Dunning Note are being fully satisfied.

     E. Indian has executed one or more promissory notes payable to Cibola Wyoming (the "Cibola Wyoming Notes"). The total amount outstanding under the Cibola Wyoming Notes as of the Closing Date is estimated to be $1,456,863.78. The parties intend for this Settlement Agreement to memorialize the manner in which the Cibola Wyoming Notes are being fully satisfied.

     F. Immediately prior to the date of this Settlement Agreement, on Indian's corporate records, prior to giving effect to the claims addressed by this Settlement Agreement, there were 65,643 shares of Indian common stock outstanding and owned of record as follows: Dunning (31,140 shares); Hartzog (12,475 shares); Graham (9,360 shares); Black (9,385 shares); and Lasuzzo (3,283 shares).

     G. The parties desire to settle and compromise in the manner set forth herein all of the claims described herein, including, without limitation, the Severance Claims, and, except as otherwise specifically provided in Section 6 below, also (i) any and all other claims, demands, causes of action, damages or claims of liability of whatsoever kind or nature relating in any way to the ownership of Indian; (ii) any rights to acquire any ownership interests in Indian; (iii) any rights with respect to any amounts owed by Indian; and (iv) any rights with respect to the South Elk City Prospect or the Elk City Agreement described in Section 1(d) below, or any other assets of Indian or INDCO (collectively, the "Claims"), and, except as otherwise specifically provided in Section 6 below, also to generally release any and all claims or causes of action of any kind or nature now existing, whether known or unknown, between and among each of the parties to this Settlement Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, mutually agree as follows:

     1.   Cash Severance Payment; Issuance of Indian Common Stock and Transfer
          --------------------------------------------------------------------
of Interests in Elk City Agreement to Harrison and Lasuzzo.
----------------------------------------------------------

          (a) In complete settlement, satisfaction and release of any and all Severance Claims, effective as of April 1, 1999, and/or, except to the extent expressly otherwise provided in Section 6 below, any other Claims or causes of action which Harrison or Lasuzzo may have against any of the other parties hereto, and of any Claims or causes of action which any of the other parties hereto may have against Harrison or Lasuzzo, as the case may be, Indian and INDCO agree to pay, issue, assign and convey to Harrison and Lasuzzo, respectively, the cash, shares of Indian common stock and interests in the Elk City Agreement which are described below in Sections 1(b), 1(c) and 1(d), respectively.

          (b) Indian shall pay to each of Harrison and Lasuzzo on the closing date hereunder (i.e., the date this Settlement Agreement is fully executed by all of the parties hereto; hereinafter referred to as the "Closing Date") the sum of Five Thousand and No/100 Dollars ($5,000.00) each in the form of a certified corporate check.

          (c) Indian shall issue to each of Harrison and Lasuzzo on the Closing Date hereunder Three Thousand Three Hundred

     Eighty-Five (3,385) shares of Indian common stock (collectively, the "H&L Stock"), free and clear of all liens and encumbrances and of all transfer restrictions thereon (except those imposed under Indian's certificate of incorporation or bylaws or those necessitated by applicable federal and state securities law). The share certificates issued by Indian to Harrison and Lasuzzo hereunder shall each be dated April 1, 1999, the effective date of complete settlement and compromise of the Severance Claims. Indian further covenants and agrees that Indian will, if required by the Internal Revenue Code and applicable regulations thereunder, prepare and present to Harrison and Lasuzzo on the Closing Date an Internal Revenue Service Form 1099-DIV with regard to this issuance of Indian common stock to Harrison and Lasuzzo in payment of the Severance Claims, which shall reflect an amount equal to the value of stock to be so issued to them, that is based on the value of that stock, as of April 1, 1999, the effective date of the payment of the Severance Claims to them. Indian agrees, if required by the Internal Revenue Code and applicable regulations thereunder, to immediately thereafter file with the appropriate office of the Internal Revenue Service the said 1099-DIV, in the same form and substance as presented to Harrison and Lasuzzo on the Closing Date, provided they have fully executed this Settlement Agreement at such time. Indian agrees that, if it is not required by the Internal Revenue Code or applicable regulations thereunder to file such a Form 1099-DIV with regard to the issuance of H&L Stock, Indian will notify Harrison and Lasuzzo in writing on or before the Closing Date of the value of the H&L Stock as of April 1, 1999. Indian, Harrison and Lasuzzo covenant and agree that April 1, 1999 shall be date on which the H&L Stock is valued by them for all purposes under this Settlement Agreement. Indian will use its best efforts to ensure that, pursuant to the Plan of Combination, each holder of shares of Indian common stock issued and outstanding immediately prior to the Combination Transaction will receive his or its proportionate share of the total shares, rounded to the nearest whole share, of Canaan Energy Corporation common stock allocated to Indian based on Indian's exchange value as described in the prospectus with respect to the Combination Transaction.

          (d) INDCO shall transfer and assign to each of Harrison and Lasuzzo on the Closing Date 5.16% of the interest owned by INDCO in the Oil & Gas Leasehold Acquisition and Drilling Agreement South Elk City Prospect, dated September 1, 1999 (the "Elk City Agreement"). This assignment of 5.16% of

     INDCO's interest in the Elk City Agreement to each of Harrison and Lasuzzo (collectively, the "H&L Elk City Interests") on the Closing Date shall be accomplished pursuant to an assignment to be in form and substance mutually acceptable to Harrison, Lasuzzo and INDCO; provided, however, that INDCO, Harrison and Lasuzzo each acknowledge and agree that the said assignment of the H&L Elk City Interests shall be made on an "AS IS" and "WHERE IS" basis, with no representations or warranties of any kind being made by INDCO to them with respect to the Elk City Agreement or the South Elk City Prospect. Harrison and Lasuzzo further agree (i) that the H&L Elk City Interests shall be subject to all of the assignment obligations and to all other obligations contained in the Elk City Agreement and (ii) to assume and be liable for all obligations of the H&L Elk City Interests. To the knowledge of Lasuzzo and Harrison, the H&L Elk City Interests will, immediately following the Combination Transaction, be free and clear of all liens, charges, encumbrances and claims of third parties, except (i) as set forth in the Elk City Agreement or (ii) as filed of record.

          (e) Harrison and Lasuzzo further agree, acknowledge and consent to the following: (i) that they have, except as set forth in Section 1(d) of this Agreement, no claim of any kind concerning the "excluded assets," which are described on Exhibit "B" attached hereto listing all of the excluded assets that were denominated as such in that certain Asset Purchase Agreement, dated October 1, 1999, between INDCO and Indian; (ii) that they are not entitled to any interest whatsoever in INDCO; (iii) the sale of such "excluded assets" by Indian to INDCO and the amount of consideration paid for such "excluded assets", including the form of such consideration; and
     (iv) that Indian shall have no liability to Harrison or Lasuzzo arising out of the contents of the Form 1099-DIV described above (or, if not filed because the minimum threshold for filing was not met, the failure to file such informational return), and Harrison and Lasuzzo shall hold harmless and indemnify Indian from any liabilities, costs, expenses, interest or penalties that Indian may incur to any person, entity, or governmental agency arising out of the contents of such 1099-DIV. Without in any way limiting the generality of the foregoing, Harrison and Lasuzzo acknowledge that Dunning, Hartzog, Black and Graham were distributed all Internal Revenue Code Section 29 tax credits of Indian in proportion those shareholders' relative ownership of Indian as of January 1, 1999 (i.e., Dunning Family Limited Partnership - 49.94%, Larry D. Hartzog - 20.00%, Michael C. Black, Trustee of the

     Michael C. Black Revocable Trust - 15.05%, and Roger Graham -15.01%) and that Lasuzzo and Harrison had and have no right to share in such Section 29 tax credits.

     2.   Debts to Hartzog, Dunning and Black.
          -----------------------------------

          (a) Dunning agrees to contribute the Dunning Note, and all indebtedness represented thereby, to the capital of Indian. Hartzog agrees to contribute the Hartzog Note, and all indebtedness represented thereby, to the capital of Indian. No shares of common stock of Indian or any other consideration will be paid to Hartzog or Dunning as a result of such capital contributions.

          (b) Indian agrees to issue to Black One Thousand Eighty-Two (1,082) shares of Indian common stock. Such issuance shall be made contemporaneously with the contributions of stock required by Section 4 below. Such common stock shall be free and clear of all liens or encumbrances and of all transfer restrictions thereon (except those imposed under Indian's certificate of incorporation or bylaws or those necessitated by applicable federal and state securities laws). Such issuance of common stock is for partial payment of the Black Note, which now constitutes an obligation of Indian to Black of approximately $400,000. Indian and Black agree that, for purposes of this Section 2(b) only, such common stock which is to be issued to Black has a fair market value of $200,000. Black agrees to forgive the balance of the indebtedness under the Black Note.

     3.   Debt to Cibola Wyoming.  Cibola Wyoming agrees to forgive the Cibola
          ----------------------
Wyoming Notes and all indebtedness represented thereby. Cibola Wyoming agrees that the Cibola Wyoming Notes represent the only indebtedness of any type owed by Indian to Cibola Wyoming.

     4.   Contributions of Common Stock.  To satisfy the obligation to issue the
          -----------------------------
shares of Indian common stock described above (without changing the total number of issued and outstanding shares of Indian common stock), certain parties have agreed to contribute certain shares of their Indian common stock to Indian. Accordingly, each of the parties listed below agrees to contribute the indicated number of shares of Indian common stock to Indian as of the Closing Date:

                                        Number of Shares of Indian
                                        Common Stock to be Contributed
Name of Shareholder                     to Indian
-------------------------------------------------------------------------
Dunning Family Limited                                 7,268
Partnership
D. Hartzog                                               255
Roger Graham                                             191
Frank Harrison                                            69
Anthony "Skeeter" Lasuzzo                                 69


The parties who are contributing common stock to Indian under this Section 4 (referred to, along with Michael C. Black, Trustee of the Michael C. Black Revocable Trust, as the "Shareholders") each hereby severally represents and warrants to Indian that (i) he or it possesses good and marketable title to his or its shares, free and clear of all liens, pledges, options, trusts, voting trusts, security interests, claims, contract restrictions and encumbrances of any nature or kind; (ii) he or it has sought independent counsel, and neither Indian nor Indian's counsel, Hartzog Conger & Cason, has advised him or it, as to the tax consequences of the transactions contemplated by this Settlement Agreement; and (iii) except for the debts described in Section 2 (and, as to Lasuzzo, except for amounts owed under the Consulting Agreement and the Overriding Royalty Interest Agreement described in Section 6 below), there are no debts owed by Indian to him or it.

     5.   Ownership of Indian.
          -------------------

          (a) The Shareholders and Indian agree that as of the Closing Date (and after the stock issuances described in Sections 1 and 2 and the capital contributions described in Section 4) the only capital stock outstanding of Indian is common stock, and the issued and outstanding shares of common stock of Indian will be owned as follows:


                                       Number
                                       of              Ownership
Shareholder                            Shares          Percent
-------------------------------------------------------------------------
Dunning Family Limited                 23,872          36.37%
PartnershipLarry D. Hartzog            12,220          18.62%
Roger Graham                            9,169          13.97%

                                       Number
                                       of              Ownership
Shareholder                            Shares          Percent
-------------------------------------------------------------------------
Michael C. Black, Trustee of           10,467           15.94%
the Michael C. Black Trust
Anthony "Skeeter" Lasuzzo               6,599           10.05%
Frank Harrison                          3,316            5.05%
                      TOTAL            65,643          100.00%



Except as otherwise specifically provided in the Plan of Combination, the Stock Rights Certificate or the Dunning/Lasuzzo Letter Agreement referenced in Section 6 below and except as set forth in Indian's certificate of incorporation and bylaws, the Shareholders and Indian further agree that, immediately following the Closing Date, there will be no outstanding subscriptions, contracts, convertible or exchangeable securities, options, warrants, calls, instruments, rights, documents or agreements of any kind binding upon Indian granting to any of the parties hereto or any other person or entity any rights to purchase or acquire any issued or unissued shares of Indian's capital stock or any other securities of Indian; provided, however, that the Shareholders and Indian acknowledge that INDCO may be entitled to receive, immediately prior to the Combination Transaction, shares of Indian common stock as set forth in Section 13(b) below.

          (b) Each Shareholder agrees to be bound by the restrictions on his or its Indian common stock as set forth in Indian's certificate of incorporation and bylaws.

          (c) Other than as required by or contemplated by this Settlement Agreement, Indian shall not issue any shares of its common stock until after May 15, 2000. After May 15, 2000, notwithstanding anything to the contrary in this Settlement Agreement, and without limiting the authority of the board of directors as set forth in Indian's certificate of incorporation, Indian's board of directors shall, as permitted by Indian's certificate of incorporation, have the right and authority to issue or sell shares of Indian's capital stock, at any time and from time to time, for fair and adequate consideration as it determines using its good faith judgment, and no Shareholder, whether by virtue of this Settlement Agreement or otherwise, shall have any right to require prior approval of such stock issuances or sales or have any preemptive rights or rights of first refusal; provided, however, that Lasuzzo may have certain rights with respect to additional stock issuances as set forth in the Stock Rights Certificate described in
     Section 6 below. Each Shareholder acknowledges that such issuances of common stock will result in each Shareholder's ownership percentage as set forth in Section 5(a) being adjusted.

     6.   Release.  Except as otherwise provided in Section 6 below, each of
          -------
Indian, INDCO, Hartzog, Graham, Black, Lasuzzo, Harrison, and Dunning, for and on behalf of himself or itself and his or its respective successors, assigns, heirs, agents and attorneys, hereby generally releases, acquits and forever discharges all of the other parties hereto, and their respective affiliates, principals, owners, successors, assigns, officers, directors, shareholders, partners, managers, members, fiduciaries, employees, agents and attorneys (collectively, the "Released Parties"), from any and all claims (including without limitation, the Claims and any and all claims, causes of action, demands, damages or claims of liability asserted or that could have been asserted with respect to (i) any debts of any kind owed by Indian or by any other party hereto to the Releasing Party, or (ii) any other claim of any kind or nature, i.e., contractual or tort, as between any of the Released Parties which arose prior to the date of this Settlement Agreement) irrespective of whether such claims or causes of action are known or unknown, legal or equitable, contingent or matured, or joint or several.

     It is expressly provided, however, any provision of this Settlement Agreement to the contrary notwithstanding, including, without limitation, this
Section 6, nothing herein is intended to waive, release, discharge, or in any way modify or otherwise affect in any manner any rights, benefits or entitlements that (i) Dunning, Hartzog, Graham or Black may have as members or managers of INDCO or Dunning, Hartzog, Graham, Black or INDCO may have under the Operating Agreement of INDCO; (ii) Dunning, Hartzog or Black may have as officers, directors, or shareholders of Cibola Wyoming; (iii) except as otherwise specifically provided herein, any rights that any of the parties hereto may hereafter have pursuant to the Combination Transaction (except that the Shareholders intend to and have agreed to waive and release certain rights as described in Section 12 below); (iv) Lasuzzo, Indian, or Dunning may have to fully enforce any or all of the terms, conditions and obligations set forth in:
(w) that certain Consulting Agreement made and entered into by and between Lasuzzo and Indian dated April 1, 1999; (x) that certain Stock Rights Certificate granted by Indian to Lasuzzo dated April 1, 1999 (except that Lasuzzo does intend to and hereby waives any antidilution or other rights he may have under the Stock Rights Certificate but only insofar as such rights would be triggered as a result of stock issuances under Sections 1(c) and 2(b) of this Settlement Agreement); (y) that certain letter agreement by and between Dunning and Lasuzzo dated September 29, 1999, creating and granting certain stock option rights in Dunning's Indian common stock to Lasuzzo (the "Dunning/Lasuzzo Letter Agreement"), and (z) that certain Overriding Royalty Interest Agreement by and between Lasuzzo and Indian dated February 12, 1999 (which is referenced as an existing burden on the leasehold in the Elk City Agreement and has already been assigned to Lasuzzo); (v) Indian or INDCO may have under the promissory notes described in Section 13 below or under that certain Asset Purchase Agreement, dated October 1, 1999, with respect to the excluded assets; or (vi) Dunning may have if the Combination Transaction is not consummated to receive $200,000 from Indian for services rendered by Dunning to Indian prior to the date of this Settlement Agreement. Further, nothing in this Section 6 shall be deemed to waive the right of each of the Released Parties to fully enforce all of the terms, conditions and obligations set forth in this Settlement Agreement against any or all of the other parties to this Settlement Agreement. The terms of this
Section 6 shall survive the execution of this Settlement Agreement.

     7.   Waiver of Rights of First Refusal, etc.  Indian hereby waives,
          --------------------------------------
releases and extinguishes any rights of first refusal that may arise or be triggered under or by Indian's certificate of incorporation or bylaws or otherwise as a result of (i) the common stock contributions and/or issuances contemplated by this Settlement Agreement or (ii) the transfer by Dunning to Lasuzzo of certain of Dunning's shares of Indian's common stock pursuant to the Dunning/Lasuzzo Letter Agreement referenced above. Except for the options granted to Lasuzzo by Dunning to acquire certain of Dunning's shares of Indian common stock pursuant to the terms and conditions of the Dunning/Lasuzzo Letter Agreement referenced above, each Shareholder hereby waives, releases and extinguishes any and all rights and options which such Shareholder has or may have to purchase shares from Indian or shares held by any other Shareholder or to require Indian or any other Shareholder to first offer to sell shares to Indian or such Shareholder, including any rights as may be contained in Indian's certificate of incorporation or bylaws, or in any agreement between or among the Shareholders, third parties or Indian, that may arise or be triggered as a result of (i) the common stock contributions and/or issuances contemplated by this Settlement Agreement or (ii) the transfer of common stock contemplated by the Dunning/Lasuzzo Letter Agreement.

     8.   Representations and Warranties by all Parties.  Each party severally
          ---------------------------------------------
represents and warrants to the other parties as follows:

          (a) Each party has full power, capacity and authority to execute and deliver this Settlement Agreement. The execution and delivery of this Settlement Agreement has been duly authorized, if necessary, by such party, and no other action on the part of such party is necessary to authorize the transactions contemplated hereby. This Settlement Agreement has been duly executed and delivered by such party and constitutes the valid and legally binding agreement of such party, enforceable against such party in accordance with its terms.

          (b) Neither the execution and delivery of this Settlement Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any agreement, indenture, or instrument to which such party is a party or by which any of his or its properties or assets are bound, or result in the violation of any order, judgment or decree of any court or governmental agency having jurisdiction over such party.

          (c) No Claim or any other claim described in Section 6, or any part thereof, has been assigned to any person or entity.

     9.   Representations and Warranties of Indian to Certain Parties.  Indian
          -----------------------------------------------------------
represents and warrants to Harrison, Lasuzzo and Black as follows:

          (a) As of the date of this Settlement Agreement, there are Sixty-Five Thousand Six Hundred Forty-Three (65,643) shares of the common stock of Indian issued and outstanding, which constitute all of the issued and outstanding capital stock of Indian.

          (b) The shares of H&L Stock to be issued to Harrison and Lasuzzo on the Closing Date in consummation of the settlement of the Severance Claim and in fulfillment of the terms and conditions of this Settlement Agreement and the shares of common stock to be issued to Black are duly authorized and, when issued in accordance with the terms of this Settlement

     Agreement on the Closing Date, will be validly issued, fully paid and non-assessable and are free and clear of any liens, encumbrances or transfer restrictions thereon, other than imposed under the Plan of Combination or under Indian's certificate of incorporation or bylaws or those required to comply with applicable federal or state securities laws.

     10.  Representations of Harrison, Lasuzzo and Black to Indian. Harrison,
          --------------------------------------------------------
Lasuzzo and Black each hereby acknowledge, represent and warrant to Indian as follows:

          (a) The shares of common stock to be issued to Harrison, Lasuzzo and Black pursuant to this Settlement Agreement will not be registered under the Securities Act of 1933, or any applicable state securities laws.

          (b) Such shares of common stock will be issued to Harrison, Lasuzzo and Black in reliance upon the exemption from registration contained in
     Section 4(2) of the Securities Act of 1933 and similar provisions of state securities laws, and will be so acquired by them for investment purposes only and not with a view to, or in connection with, a distribution thereof.

          (c) Any certificates evidencing shares of common stock issued hereunder shall contain legends in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THE SALE OF THE SECURITIES IS REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH SALE IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS AND THE COMPANY IS PROVIDED WITH AN OPINION OF COUNSEL AND OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE THIRTEENTH OF THE

          COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND SECTION 6.3 OF THE COMPANY'S AMENDED AND RESTATED BYLAWS (AS THE SAME MAY BE AMENDED FROM TIME TO TIME) WHICH AMONG OTHER THINGS RESTRICT THE TRANSFER OF THESE SHARES.

     11.  Representations of INDCO to Harrison and Lasuzzo.  INDCO hereby
          ------------------------------------------------
represents and warrants to Harrison and Lasuzzo as follows:

          (a) INDCO has full right and authority to set over, transfer and assign the H&L Elk City Interests to Harrison and Lasuzzo pursuant to this Settlement Agreement without the necessity of obtaining the prior consent of any third party, or any governmental entity, to such assignment. The H&L Elk City Interests will, immediately following the Combination Transaction, be free and clear of all liens, charges, encumbrances, and claims of third parties known to INDCO or restrictions thereon, except (i) as set forth in the Elk City Agreement or (ii) as filed of record. INDCO, to date, has performed in all material respects its obligations under, and is not aware of any material breaches or defaults by any party thereto, of the Elk City Agreement.

          (b) The copy of the Elk City Agreement attached hereto as Exhibit "C" is a true, complete and correct copy of the Elk City Agreement and there have not been any amendments, modifications or supplements to the Elk City Agreement, other than those reflected in Exhibit "C."

     12.  Shareholders Agreement.  Each Shareholder covenants and agrees with
          ----------------------
each of the other Shareholders that (i) if the Combination Transactions are approved, he or it will enter into the shareholder's agreement required by Canaan Energy Corporation in the form included with Exhibit "A" (except Roger Graham and Frank Harrison shall not be required to enter into the shareholder's agreement) and (ii) he or it will not exercise or demand any dissenters' and/or appraisal rights with respect to the Combination Transaction or the Plan of Combination. Each Shareholder recognizes and acknowledges that, by agreeing to the provisions of this Section 12, he or it is waiving certain rights under the Oklahoma General Corporation Act.

     13.  Treatment of Certain Promissory Notes.
          -------------------------------------

          (a) Indian, INDCO and the Shareholders hereby make reference to (i) that certain Promissory Note (Revolving), dated October 1, 1999, of Indian to INDCO in the original principal amount of $500,000.00 (the "INDCO Note") and (ii) those certain Promissory Notes, dated October 1, 1999, of INDCO to Indian in the original principal amounts of $1,005,122.84 and $83,132.45 (such notes of INDCO to Indian are collectively referred to as the "Indian Notes"). INDCO, Indian and the Shareholders agree that the Indian Notes, for accounting purposes, shall be treated in the Combination Transaction as reductions in equity, shall not be repaid by INDCO, shall be distributed to Hartzog, Graham, Black, and Dunning in proportion to their relative ownership interests of Indian as set forth in the last sentence of Section 1(e) above, and shall then immediately be contributed by Hartzog, Graham, Black and Dunning to INDCO. Harrison and Lasuzzo consent to the foregoing and to such distributions and agree that they shall have no right to participate or share in such distributions.

          (b) Indian, INDCO and the Shareholders further agree that the INDCO Note (and the additional amounts, if any, advanced by INDCO to Indian after the date hereof) will either be (i) paid in full by Indian prior to the Combination Transaction or assumed by or paid by Canaan Energy Corporation as of or after the Combination Transaction or (ii) contributed to the capital of Indian. If the INDCO Note (plus the additional amount, if any, advanced by INDCO to Indian after the date hereof) is contributed to the capital of Indian, then INDCO shall be entitled to and shall be issued that number of shares of Indian common stock determined using the following formula:

                                N /   EV-N
                                    ----------
                                        X

     where,

     N equals the total amount owed under the INDCO Note (plus the additional amount, if any, advanced by INDCO to Indian after the date hereof);

     EV equals the estimated exchange value of Indian as set forth in the S-4 Registration Statement with regard to the Combination Transaction; and

     X equals the total number of issued and outstanding shares of Indian common stock immediately prior to the contribution of the INDCO Note (and the additional amounts, if any, advanced by INDCO to Indian after the date hereof).

          Each Shareholder acknowledges that, as a result of such issuance of common stock to INDCO, each Shareholder's ownership percent as set forth in
     Section 5(a) will be adjusted.

          Lasuzzo further agrees that any common stock issued pursuant to and in compliance with this Section 13(b) shall be conclusively deemed to be issued at a price per share equal to or greater than its fair market value for purposes of Section 2 of the Stock Rights Certificate described in
     Section 6 above.

     14.  Consent of Members of INDCO.  Dunning, Hartzog, Black and Graham,
          ---------------------------
constituting all of the members of INDCO, hereby consent to and approve of this Settlement Agreement and all transactions required herein, and hereby authorize and direct Dunning, as the sole manager of INDCO, to execute and deliver this Settlement Agreement and perform on behalf of INDCO all acts required by INDCO hereunder.

     15.  Consent of Directors of Indian.  Dunning, Hartzog, Black and Graham,
          ------------------------------
constituting all of directors of Indian, hereby consent to and approve of this Settlement Agreement, the Plan of Combination, the Combination Transaction, and all transactions required herein, and hereby authorize and direct either Richard
R. Dunning, as Chief Executive Officer of Indian, or John K. Penton, as Executive Vice President of Indian, to execute and deliver this Settlement Agreement and perform on behalf of Indian all acts required by Indian.

     16.  No Admissions; Effective Date.  Except as otherwise specifically
          -----------------------------
provided in Section 6 above, this Settlement Agreement is entered into in connection with the compromise and settlement of all pending controversies arising in connection with or relating to the Claims, to include, without limitation, the Severance Claims. The promises and covenants herein are not, and shall not be construed as, an admission or acknowledgment on the part of any party hereto of any liability, wrongdoing, merit or lack thereof, in connection with any Claim. The terms and conditions of this Settlement Agreement shall not be binding, or be deemed a waiver of any right, remedy or Claim, including, without limitation, the Severance Claims, until (i) this Settlement Agreement has been duly executed by all parties hereto; (ii) all of the terms and conditions set forth herein have been fully satisfied; and (iii) all of the cash, the H&L Stock, the H&L Elk City Interests, the common stock to be issued to Black, all of the stock contributions and all of the note contributions required to be made, executed and delivered to or by the respective parties hereto, pursuant to the terms of this Settlement Agreement, have been fully and satisfactorily made, issued, assigned, conveyed and performed in the manner required by the terms of this Settlement Agreement on or before the Closing Date.

     17.  Entire Agreement.  This Settlement Agreement constitutes the entire
          ----------------
agreement among the parties and supersedes any prior agreements relating to the subject matter hereof. No agreements or understandings have been made by the parties hereto other than those set forth in this Settlement Agreement.

     18.  Governing Law.  This Settlement Agreement shall be governed by and
          -------------
interpreted in accordance with the laws and decisions of the State of Oklahoma.

     19.  Severability.  If any provision of this Settlement Agreement, or its
          ------------
application to any person, party or circumstance, is held invalid, the remainder of this Settlement Agreement and its application to all other persons, parties and circumstances shall not be affected adversely thereby unless the provision or provisions held invalid or inapplicable will, if not enforced, substantially impair the benefits and fairness of the remaining terms of this Settlement Agreement.

     20.  Attorney Fees.  Each party hereto shall bear his or its own costs and
          -------------
attorneys' fees incurred in connection with the negotiation and consummation of the matters described in this Settlement Agreement.

     21.  Breach.  Should any party breach any one or more of the terms and
          ------
conditions of this Settlement Agreement, the opposing party or parties shall be entitled, at their option, to take such action as they may deem necessary to specifically enforce the performance of the terms of this Settlement Agreement. Alternatively, the non-breaching party or parties shall also be entitled to recover any and all damages incurred by them as a result of any such breach. In either event, the prevailing party in any such action brought to enforce the performance of this Settlement Agreement, or to recover damages for the breach thereof, shall also be entitled to recover all of their costs and their reasonable attorneys' fees incurred by such prevailing party or parties in the bringing of any such action(s).

     22.  Binding Agreement.  This Settlement Agreement shall be binding upon
          -----------------
and inure to the benefit of the parties hereto and their respective successors and assigns.

     23.  Further Assurances.  Each party hereby agrees to execute such
          ------------------
additional documents, instruments and writings as any other party may deem reasonably necessary, proper, required, desirable or convenient for the purpose of fully effectuating the terms and provisions of this Settlement Agreement.

     24.  No Assignment.     No party may assign, convey, transfer, delegate, or
          -------------
encumber any right, interest, or duty arising hereby or created herein without the express prior written consent of the other parties.

     25.  Counterparts.  This Settlement Agreement may be executed in any number
          ------------
of separate counterparts, and each such counterpart shall for all purposes be deemed to be an original. All such counterparts shall together constitute one and the same agreement.

     26.  Due Investigation; Counsel Advice.  The parties hereto declare that
          ---------------------------------
they have read and reviewed this Settlement Agreement and fully understand its terms. The parties hereto acknowledge that they are aware that (i) they may hereafter discover facts in addition to or different from those which they know or believe to be true with respect to the subject matter of this Settlement Agreement and (ii) the Combination Transaction may or may not occur, but that it is their intention hereby to fully and finally

                     [The remainder of this page has been
                           intentionally left blank]
settle and release all Claims and causes of action between them singularly and/or collectively, except to the extent otherwise specifically provided in
Section 6 above. The parties hereto further acknowledge that they have been fully advised by their counsel of all pertinent legal rights and/or obligations and that they have entered into this Settlement Agreement freely and voluntarily.

     27.  Confidentiality.  Each party hereto consents to the filing of this
          ---------------
Settlement Agreement as an exhibit to the registration statement in connection with the Combination Transaction.

     IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement as of the date set forth above.

"Hartzog"                     /s/ Larry D. Hartzog
                              -----------------------------------------
                              Larry D. Hartzog


"Graham"                      /s/ Roger Graham
                              -----------------------------------------
                              Roger Graham



"Black"                       /s/ Michael C. Black
                              -----------------------------------------
                              Michael C. Black


                              /s/ Michael C. Black
                              -----------------------------------------
                              Michael C. Black, Trustee of the
                              Michael C. Black Revocable Trust


"Lasuzzo"                     /s/ Anthony Lasuzzo
                              -----------------------------------------
                              Anthony "Skeeter" Lasuzzo


"Harrison"                    /s/ Frank Harrison
                              -----------------------------------------
                              Frank Harrison

"Dunning"                     /s/ Richard R. Dunning
                              --------------------------------------------
                              Richard R. Dunning


                              DUNNING FAMILY LIMITED PARTNERSHIP

                              By:   DUNNING MANAGEMENT, L.L.C.,
                                    General Partner


                                    By:  /s/ Richard R. Dunning
                                         ---------------------------------
                                         Richard R. Dunning, Manager


"INDCO"                       INDCO L.L.C., an Oklahoma limited
                              liability company


                              By:   /s/ Richard R. Dunning
                                    --------------------------------------
                                    Richard R. Dunning, Manager


"Indian"                      INDIAN OIL COMPANY, an Oklahoma corporation


                              By:   /s/ John K. Penton
                                    ---------------------------------------
                                    John K. Penton, Executive Vice
                                    President

"Cibola Wyoming"              CIBOLA CORPORATION, a Wyoming corporation


                              By:   /s/ Michael C. Black
                                    -----------------------------------------
                                    Michael C. Black, President



Agreed to solely for purposes of
any required consents and/or waivers
under the terms of the Plan of Combination or the Coral/Indian Merger Agreement dated February 15, 1999, as amended:

CANAAN ENERGY CORPORATION


By:  /s/ Leo E. Woodard
     -----------------------------------
     Leo E. Woodard, Chairman and CEO

CORAL RESERVES, INC.


By:  /s/ Leo E. Woodard
     -----------------------------------
     Leo E. Woodard, Chairman and CEO

CORAL RESERVES ENERGY CORPORATION


By:  /s/ Leo E. Woodard
     -----------------------------------
     Leo E. Woodard, Chairman and CEO